UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2023

REVELATION BIOSCIENCES, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39603	84-3898466
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4660 La Jolla Village Drive Suite 100
San Diego, California		92122
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 800-3717

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	REVB	The Nasdaq Stock Market LLC
Redeemable warrants, each exercisable for a 1/35th share of common stock at an exercise price of $402.50 per share	REVBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Director

On September 27, 2023, Curt LaBelle, M.D., resigned from the Board of Directors of Revelation Biosciences, Inc. (the “Company”). The resignation of Dr. LaBelle was not a result of any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

(d) Appointment of Director

On September 27, 2023, the Board of Directors elected Lakhmir Chawla M.D. (age 53) to the Board of Directors, as a Class C Director to fill the vacancy created by the resignation of Dr. La Belle. Dr. Chawla is currently the Chief Executive Officer of Stavro Medical (August 1, 2023 to present). Previously, Dr. Chawla was the Chief Medical Officer of Silver Creek Pharma where he oversaw the Acute Ischemic Stroke development program and initiation of the ARPEGGIO neuroprotection study (October 2020 to September 2023). Prior to that, Dr. Chawla was the Chief Medical Officer at La Jolla Pharmaceutical Company (July 2015 to September 2020), where he oversaw the development and conduct of the Phase 3 ATHOS-3 trial.

The Board of Directors has determined that Dr. Chawla is an independent director as defined by the listing standards of the NASDAQ Capital Market.

Dr. Chawla will assume Dr. LaBelle’s position on the Compensation and Nominations and Corporate Governance Committees.

There are no actual or proposed transactions between Dr. Chawla or any of his related persons and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Dr. Chawla is expected to enter into a standard indemnification agreement and offer letter in substantially the same forms that the Company has entered into with its other non-employee directors. For his services as an independent director of the Board of Directors, he will be entitled to compensation in line with compensation paid by the Company to its other non-employee directors.

Item 7.01 Regulation FD Disclosure.

On October 2, 2023, the Company issued a press release announcing the appointment of Dr. Chawla as an independent director of the Company. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information included in this Item 7.01 “Regulation FD Disclosure” and Exhibit 99.1 is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release, dated October 2, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REVELATION BIOSCIENCES, INC.

Date:	October 2, 2023	By:	/s/ Chester S. Zygmont, III
Chester S. Zygmont, III Chief Financial Officer (principal financial and accounting officer)